Exhibit 12.1

             DEL MONTE FOODS COMPANY AND SUBSIDIARIES
      STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                       (Dollars in millions)

                   Year         Year        Year        Year        Year
                   Ended        Ended       Ended       Ended       Ended
                 June 30,     June 30,    June 30,    June 30,    June 30,
                   1992         1993        1994        1995        1996
                   ----         ----        ----        ----        ----
Consolildated
 pre-tax
 income (loss)      $ (4)      $(142)        $11         $15        $119
Interest
 expense              74          68          61          76          67
Interest
 portion of
 rent expense          9           9           9          11           9
                      --         ---         ---         ---         ---
   Earnings         $ 79        $(65)        $81        $102        $195
                    ====         ====        ===        ====        ====
Interest
 expense            $ 74         $68         $61         $76         $67
Interest
 portion of
 rent
 expense(a)            9           9           9          11           9
                      --         ---         ---         ---         ---
Fixed
 charges            $ 83         $77         $70         $87         $76
                    ====         ===         ===         ===         ===
Ratio of
 earnings to
 fixed charges       N/A         N/A         1.2x        1.2x        2.6x
Surplus
 (deficiency)
 of earnings
 available to
 cover fixed
 charges           $ (4)       $(142)        $11         $15        $119

                                                 Pro Forma
                      Pro Forma   Nine Months    Nine Months
                     Year Ended      Ended          Ended
                      June 30,     March 31,      March 31,
                        1996          1997           1997
                        ----          ----           ----
Consolildated
 pre-tax
 income (loss)           $(9)        $27           $18
Interest
 expense                  68          37            51
Interest
 portion of
 rent expense              9           8             8
                          --          --            --
   Earnings              $68         $72           $77
                         ===         ===           ===
Interest
 expense                 $68         $37           $51
Interest
 portion of
 rent
 expense(a)                9           8             8
                          --          --            --
Fixed
 charges                 $77         $45           $59
                         ===         ===           ===
Ratio of
 earnings to
 fixed charges           N/A         1.6x          1.3x
Surplus
 (deficiency)
 of earnings
 available to
 cover fixed
 charges                 $(9)        $27           $18

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.


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